                                 EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

                                                                                                Percentage Owned
Name                                              Jurisdiction of Organization                    by Registrant
------                                            ----------------------------                    -------------
Rogue Wave Software GmbH                                   Germany                                  100%
Inmark Development Corporation                           California                                 100%
Rogue Wave Software UK LTD                             United Kingdom                               100%
HotData, Inc.                                             Delaware                                   21%
Stingray Software, Inc.                                North Carolina                               100%
NobleNet, Inc.                                            Delaware                                  100%